Exhibit 3

The following financial statement schedules are included as part of this Form S-6:

Schedule I -- Summary of Investments -- Other than Investments in Related
Parties
Schedule III -- Supplementary Insurance Information
Schedule IV -- Reinsurance

All other schedules to the financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the financial statements or notes thereto.

                  American Equity Investment Life Insurance Company

                                      Schedule I

          Summary of Investments -- Other Than Investments in Related Parties

                                  December 31, 1998



COLUMN A                                                 COLUMN B            COLUMN C             COLUMN D
------------------------------------------------------------------------------------------------------------
                                                                                                  Amount at
                                                                                                Which Shown
                                                                                                   in the
    Type of Investment                                   Cost (1)              Value           Balance Sheet
------------------------------------------------------------------------------------------------------------
Fixed maturities, available for sale:
  Bonds:
    United States Government and
      agencies                                         $385,393,461        $386,224,116        $386,224,116
    State, municipal and other
      governments                                         4,227,231           4,224,000           4,224,000
    Public utilities                                      9,869,720          10,064,530          10,064,530
    Corporate securities                                191,393,819         191,904,990         191,904,990
    Mortgage and asset-backed
      securities                                          9,416,331           9,479,926           9,479,926
                                                       ----------------------------------------------------
  Total fixed maturities, available for
   sale                                                $600,300,562        $601,897,562         601,897,562
                                                                           ------------
                                                                           ------------
Derivative financial instruments                          7,270,635                              16,171,621
Policy loans                                                192,184                                 192,184
Short-term investments                                       45,000                                  45,000
                                                       ------------                            ------------
Total investments                                      $607,808,381                            $618,306,367
                                                       ------------                            ------------
                                                       ------------                            ------------

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities.


                 American Equity Investment Life Insurance Company

                                   Schedule III

                         Supplementary Insurance Information

                                December 31, 1998


  COLUMN A               COLUMN B              COLUMN C          COLUMN D            COLUMN E            COLUMN F
-----------------------------------------------------------------------------------------------------------------------------
                                             FUTURE POLICY
                         DEFERRED              BENEFITS,                            OTHER POLICY
                          POLICY                LOSSES,          UNEARNED            CLAIMS AND         INSURANCE
                       ACQUISITION            CLAIMS AND         REVENUE              BENEFITS           PREMIUMS
  SEGMENT                 COSTS              LOSS EXPENSES       RESERVE              PAYABLE          AND CHARGES
------------------------------------------------------------------------------------------------------ ----------------------

Year ended December 31, 1998:

  Life insurance       $32,005,772           $641,082,179        $-                $6,315,598          $11,170,655

Year ended December 31, 1997:

  Life insurance         4,282,491            155,998,268         -                 2,355,156           11,436,803

Year ended December 31, 1996:

  Life insurance           238,231             11,846,566         -                 1,075,614           14,554,714




  COLUMN A                  COLUMN G            COLUMN H               COLUMN I         COLUMN J            COLUMN K
--------------------------------------------------------------------------------------------------------------------
                                                BENEFITS            AMORTIZATION
                                                 CLAIMS,             OF DEFERRED
                               NET             LOSSES AND               POLICY           OTHER
                            INVESTMENT         SETTLEMENT            ACQUISITION       OPERATING            PREMIUM
  SEGMENT                     INCOME            EXPENSES                COSTS           EXPENSES            WRITTEN
--------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1998:

  Life insurance          $26,235,923          $21,922,805            $3,672,039       $9,916,541            $-

Year ended December 31, 1997:

  Life insurance            4,028,628            9,569,766               761,032        7,682,276             -

Year ended December 31, 1996:

  Life insurance              857,015            8,865,531                 6,995        7,056,030             -

                  American Equity Investment Life Insurance Company

                                     Schedule IV

                                     Reinsurance


      COLUMN A                          COLUMN B          COLUMN C          COLUMN D          COLUMN E           COLUMN F
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 PERCENTAGE
                                                            CEDED         ASSUMED FROM                           OF AMOUNT
                                        GROSS              TO OTHER          OTHER                                ASSUMED
                                        AMOUNT            COMPANIES        COMPANIES        NET AMOUNT            TO NET
                                      -------------------------------------------------------------------------------------
At December 31, 1998:
   Life insurance in force            $1,407,000         $        -     $2,398,544,000    $2,399,951,000           99.9%

Insurance premiums and
   other considerations:
   Annuity product charges            $  642,547         $        -     $            -    $      642,547              -%
   Traditional life and
     accident and health
     insurance premiums                   19,174            567,027         11,075,961        10,528,108          105.2%
                                      -------------------------------------------------------------------------------------
                                      $  661,721         $  567,027     $   11,075,961    $   11,170,655           99.2%
                                      -------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------
At December 31, 1997:
   Life insurance in force            $        -         $        -     $2,427,796,000    $2,427,796,000          100.0%
                                      -------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------
Insurance premiums and
   other considerations:
   Annuity product charges            $   11,896         $        -     $            -    $       11,896              -%
   Traditional life and
     accident and health
     insurance premiums               $        -            722,545         12,147,452        11,424,907          106.3%
                                      -------------------------------------------------------------------------------------
                                      $   11,896         $  722,545     $   12,147,452    $   11,436,803          106.2%
                                      -------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------
At December 31, 1996:
   Life insurance in force            $        -         $        -     $2,912,219,000    $2,912,219,000          100.0%
                                      -------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------
Insurance premiums and
   other considerations:
   Annuity product charges            $   14,007         $        -     $            -    $       14,007              -%
   Traditional life and
     accident and health
     insurance premiums                   98,722            742,088         15,184,073        14,540,707          104.4%
                                      -------------------------------------------------------------------------------------
                                      $  112,729         $  742,088     $   15,184,073    $   14,554,714          104.3%
                                      -------------------------------------------------------------------------------------
                                      -------------------------------------------------------------------------------------